Exhibit 4.3

AMENDMENT TO PARTICIPANT AGREEMENTS

THIS AMENDMENT TO PARTICIPANT AGREEMENTS (this “Amendment”) is made as of the 9th day of December, 2010 by and between The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) of the CurrencyShares Trusts set forth on Schedule A hereto (the “Trusts”) and Rydex Specialized Products LLC, a Delaware limited liability company d/b/a “Rydex Investments” (the “Sponsor”) as sponsor of the Trusts.

W I T N E S S E T H

WHEREAS, various authorized participants (the “Authorized Participants”), the Trustee and the Sponsor are parties to those certain Participant Agreements set forth on Schedule B hereto, as the same may have previously been amended (collectively the “Agreements” and individually, an “Agreement”); and

WHEREAS, the Trustee and the Sponsor desire to amend each of the Agreements on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and in accordance with Section 18(a) of each Agreement, each of the Agreements is hereby amended as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreements.

2. Amendments.

a. Section 5 of each Agreement is hereby revised in its entirety to read as follows:

“Section 5. Fees.

(a) In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Trustee shall charge, and the Authorized Participant shall pay to the Trustee, the transaction fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial transaction fee shall be five hundred dollars ($500). The transaction fee may be waived or otherwise adjusted from time to time as set forth in the Prospectus or the Procedures.

(b) In addition to the fee described in Section 5(a), in connection with each Order by an Authorized Participant to create or redeem two or more Baskets, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, an additional transaction fee applicable to such creation or redemption. The additional transaction fee shall range from five hundred dollars ($500) to two thousand dollars ($2,000), based on the number of Baskets created or redeemed per Order. The additional transaction fee may be waived or otherwise adjusted from time to time as set forth in the Prospectus or the Procedures.

(c) Remittance of payment for the transaction fees set forth in Sections 5(a) and 5(b) shall be made in accordance with the Procedures.”

b. The fourth paragraph of Attachment A to each Agreement under the heading “CREATION AND REDEMPTION OF EURO CURRENCY SHARES AND RELATED EURO TRANSACTIONS - Scope of Procedures and Overview” is hereby revised in its entirety to read as follows:

“Baskets are issued pursuant to the Prospectus, which will be delivered by the Sponsor to each Authorized Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for euro, which the Trustee receives from Authorized Participants or transfers to Authorized Participants, in each case on behalf of the Trust. Authorized Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Trustee. Also, in connection with each Purchase Order and Redemption Order (each as defined below) for two or more Baskets, the Authorized Participant shall pay an additional transaction fee, as follows:

Baskets Created or Redeemed Per Order	Additional Transaction Fee
2	$500
3	$1,000
4	$1,500
5 or more	$2,000

The additional transaction fee described above shall be remitted to the Authorized Participant to the Trustee in accordance with these Procedures. The Trustee shall then remit payment of the additional transaction fee to the Sponsor. The fees described above shall collectively be referred to herein as “Transaction Fees”.

c. All references to “Transaction Fee” contained in Attachment A to each Agreement are hereby revised to read “Transaction Fees”.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

4. Other. In the event of any conflict between the terms of this Amendment and the terms of the Agreements, the terms of this Amendment shall control. All other terms and conditions of the Agreements shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed and delivered this Amendment as of the date first written above.

THE BANK OF NEW YORK MELLON not in its individual capacity but solely as Trustee of the CurrencyShares Trusts set forth on Schedule A

By:

/s/	Andrew Pfeifer

Name:	Andrew Pfeifer
Title:	Vice President

RYDEX SPECIALIZED PRODUCTS LLC Sponsor of the CurrencyShares Trusts set forth on Schedule A

By:

/s/	Joseph Arruda

Name:	Joseph Arruda
Title:	CFO

SCHEDULE A

THE TRUSTS

CurrencyShares Australian Dollar Trust

CurrencyShares British Pound Sterling Trust

CurrencyShares Canadian Dollar Trust

CurrencyShares Euro Trust

CurrencyShares Japanese Yen Trust

CurrencyShares Mexican Peso Trust

CurrencyShares Russian Ruble Trust

CurrencyShares Swedish Krona Trust

CurrencyShares Swiss Franc Trust

SCHEDULE B

THE PARTICIPANT AGREEMENTS

Name of Trust	Name of Authorized Participant	Agreement Date

Currency Shares Australian Dollar	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	10/30/2007
Currency Shares British Pound Sterling	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	11/3/2008
Currency Shares Canadian Dollars	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	11/3/2008
Currency Shares Euro Trust	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	4/16/2008
Currency Shares Swiss Franc	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	10/30/2007
Currency Shares Mexican Peso	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	11/3/2008
Currency Shares Japanese Yen	ABN AMRO Clearing Chicago LLC ( FKA/Fortis Clearing Americas LLC/FKA/O’Connor & Co. LLC)	4/21/2008

Currency Shares Australian Dollar	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares British Pound Sterling	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Canadian Dollars	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Euro Trust	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Swiss Franc	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Mexican Peso	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Swedish Krona	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008
Currency Shares Japanese Yen	Citadel Securities LLC (formerly Citadel Derivatives Group, LLC and Citadel Trading Group, LLC #775)	11/13/2008

Currency Shares British Pound Sterling	Credit Suisse Securities (USA) LLC	1/19/2007
Currency Shares Canadian Dollars	Credit Suisse Securities (USA) LLC	1/19/2007
Currency Shares Euro Trust	Credit Suisse Securities (USA) LLC	1/19/2007

Currency Shares Euro Trust	Deutsche Bank Securities Inc.	3/12/2007
Currency Shares Japanese Yen	Deutsche Bank Securities Inc.	3/12/2007

Currency Shares Australian Dollar	EWT, LLC	7/14/2008
Currency Shares British Pound Sterling	EWT, LLC	7/14/2008
Currency Shares Canadian Dollars	EWT, LLC	7/14/2008

SCHEDULE B

THE PARTICIPANT AGREEMENTS

Name of Trust	Name of Authorized Participant	Agreement Date

Currency Shares Euro Trust	EWT, LLC	4/24/2008
Currency Shares Swiss Franc	EWT, LLC	7/14/2008
Currency Shares Mexican Peso	EWT, LLC	7/14/2008
Currency Shares Swedish Krona	EWT, LLC	7/14/2008
Currency Shares Japanese Yen	EWT, LLC	7/14/2008

Currency Shares Australian Dollar	Goldman Sachs & Co.	6/22/2006
Currency Shares British Pound Sterling	Goldman Sachs & Co.	6/22/2006
Currency Shares Canadian Dollars	Goldman Sachs & Co.	6/22/2006
Currency Shares Euro Trust	Goldman Sachs & Co.	1/13/2006
Currency Shares Swiss Franc	Goldman Sachs & Co.	6/22/2006
Currency Shares Mexican Peso	Goldman Sachs & Co.	6/22/2006
Currency Shares Swedish Krona	Goldman Sachs & Co.	6/22/2006
Currency Shares Japanese Yen	Goldman Sachs & Co.	2/12/2007
Currency Shares Russian Ruble	Goldman Sachs & Co.	8/7/2008

Currency Shares Australian Dollar	Goldman Sachs Execution & Clearing LP	10/24/2008
Currency Shares British Pound Sterling	Goldman Sachs Execution & Clearing LP	6/19/2006
Currency Shares Canadian Dollars	Goldman Sachs Execution & Clearing LP	6/19/2006
Currency Shares Euro Trust	Goldman Sachs Execution & Clearing LP	5/5/2006
Currency Shares Swiss Franc	Goldman Sachs Execution & Clearing LP	10/24/2008
Currency Shares Mexican Peso	Goldman Sachs Execution & Clearing LP	2/15/2007
Currency Shares Swedish Krona	Goldman Sachs Execution & Clearing LP	1/29/2008
Currency Shares Japanese Yen	Goldman Sachs Execution & Clearing LP	2/9/2007
Currency Shares Russian Ruble	Goldman Sachs Execution & Clearing LP	2/27/2011

Currency Shares Australian Dollar	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	11/7/2007
Currency Shares British Pound Sterling	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	12/12/2007
Currency Shares Canadian Dollars	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	12/12/2007
Currency Shares Euro Trust	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	2/11/2008
Currency Shares Swiss Franc	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	12/12/2007
Currency Shares Mexican Peso	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	12/12/2007
Currency Shares Swedish Krona	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	11/7/2007
Currency Shares Japanese Yen	JP Morgan Securities, Inc. 060 & 0352 (Agreement assigned to JPMS by Bear, Stearns & Co. Inc.)	5/11/2007

SCHEDULE B

THE PARTICIPANT AGREEMENTS

Name of Trust	Name of Authorized Participant	Agreement Date

Currency Shares Russian Ruble	JP Morgan Securities, Inc.	8/16/2010

Currency Shares Australian Dollar	Knight Clearing Services, LLC	3/25/2010
Currency Shares British Pound Sterling	Knight Clearing Services, LLC	3/25/2010
Currency Shares Canadian Dollars	Knight Clearing Services, LLC	3/25/2010
Currency Shares Euro Trust	Knight Clearing Services, LLC	3/25/2010
Currency Shares Swiss Franc	Knight Clearing Services, LLC	3/25/2010
Currency Shares Mexican Peso	Knight Clearing Services, LLC	3/25/2010
Currency Shares Swedish Krona	Knight Clearing Services, LLC	3/25/2010
Currency Shares Japanese Yen	Knight Clearing Services, LLC	3/25/2010
Currency Shares Russian Ruble	Knight Clearing Services, LLC	3/25/2010

Currency Shares Australian Dollar	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares British Pound Sterling	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares Canadian Dollars	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares Euro Trust	Merrill Lynch Professional Clearing Corp	5/9/2006
Currency Shares Swiss Franc	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares Mexican Peso	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares Swedish Krona	Merrill Lynch Professional Clearing Corp	6/26/2006
Currency Shares Japanese Yen	Merrill Lynch Professional Clearing Corp	5/5/2007

Currency Shares Australian Dollar	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares British Pound Sterling	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares Canadian Dollars	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares Euro Trust	Morgan Stanley & Co. Inc.	8/24/2010
Currency Shares Swiss Franc	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares Mexican Peso	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares Swedish Krona	Morgan Stanley & Co. Inc.	8/26/2010
Currency Shares Japanese Yen	Morgan Stanley & Co. Inc.	8/26/2010

Currency Shares Australian Dollar	Newedge USA, LLC	8/26/2008
Currency Shares British Pound Sterling	Newedge USA, LLC	8/26/2008
Currency Shares Canadian Dollars	Newedge USA, LLC	8/26/2008
Currency Shares Euro Trust	Newedge USA, LLC	5/22/2008
Currency Shares Swiss Franc	Newedge USA, LLC	8/26/2008
Currency Shares Mexican Peso	Newedge USA, LLC	8/26/2008
Currency Shares Swedish Krona	Newedge USA, LLC	8/26/2008
Currency Shares Japanese Yen	Newedge USA, LLC	8/26/2008

SCHEDULE B

THE PARTICIPANT AGREEMENTS

Name of Trust	Name of Authorized Participant	Agreement Date

Currency Shares Australian Dollar	Nomura Securities International Inc.	6/14/2010
Currency Shares British Pound Sterling	Nomura Securities International Inc.	6/14/2010
Currency Shares Canadian Dollars	Nomura Securities International Inc.	6/14/2010
Currency Shares Euro Trust	Nomura Securities International Inc.	6/14/2010
Currency Shares Swiss Franc	Nomura Securities International Inc.	6/14/2010
Currency Shares Mexican Peso	Nomura Securities International Inc.	6/14/2010
Currency Shares Swedish Krona	Nomura Securities International Inc.	6/14/2010
Currency Shares Japanese Yen	Nomura Securities International Inc.	6/14/2010
Currency Shares Russian Ruble	Nomura Securities International Inc.	6/14/2010

Currency Shares Australian Dollar	Timber Hill LLC	5/21/2007
Currency Shares British Pound Sterling	Timber Hill LLC	5/21/2007
Currency Shares Canadian Dollars	Timber Hill LLC	5/21/2007
Currency Shares Euro Trust	Timber Hill LLC	5/21/2007
Currency Shares Swiss Franc	Timber Hill LLC	5/21/2007
Currency Shares Mexican Peso	Timber Hill LLC	5/21/2007
Currency Shares Swedish Krona	Timber Hill LLC	5/21/2007
Currency Shares Japanese Yen	Timber Hill LLC	5/21/2007